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                [BALLARD SPAHR ANDREWS AND INGERSOLL LETTERHEAD]



                                January 12, 1998


Vornado Realty Trust
Park 80 West, Plaza II
Saddle Brook, New Jersey 07663

        Re:  Registration Statement on Form S-3
             Registration No. 332-40787

Ladies and Gentlemen:

         We have served as Maryland counsel to Vornado Realty Trust, a Maryland real estate investment trust (the "Company"), in connection with certain matters of Maryland law arising out of the registration of the following securities having an aggregate initial offering price not to exceed U. S. $2,000,000,000 (collectively, the "Securities"): (i) preferred shares of beneficial interest, no par value (the "Preferred Shares"), (ii) depositary shares representing entitlement to all rights and preferences of a fraction of a Preferred Share of a specified series and represented by depositary receipts (the "Depositary Shares"), and (iii) common shares of beneficial interest, $.04 par value per share, of the Company (the "Common Shares"), covered by the above-referenced Registration Statement, and all amendments thereto (the "Registration Statement"), under the Securities Act of 1933, as amended (the 1933 Act"). Unless otherwise defined herein, capitalized terms used shall have the meanings assigned to them in the Registration Statement.

        In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

        1. The Registration Statement and the related form of prospectus included therein in the form in which it was
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Vornado Realty Trust
January 9, 1998
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transmitted to the Securities and Exchange Commission (the "Commission") under the 1933 Act;

     2. The Amended and Restated Declaration of Trust, as amended, of the Company, certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

     3. The Bylaws of the Company, certified as of a recent date by its Secretary;

     4. The form of certificate evidencing a Common Share, certified as of a recent date by the Secretary of the Company;

     5. A certificate of the SDAT as to the good standing of the Company, dated January 9, 1998;

     6. A certificate executed by Susan D. Schmider, Secretary of the Company, dated January 9, 1998;

     7. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

     In expressing the opinion set forth below, we have assumed, and so far as is known to us there are no facts inconsistent with, the following:

     1. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding.

     2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

     3. Each individual executing any of the Documents, whether on behalf of such individual or any other person, is legally competent to do so.

     4. All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records

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Vornado Realty Trust
January 9, 1998
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reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There are no oral or written modifications or amendments to the Documents, and there has been no waiver of any of the provisions of the Documents, by action or conduct of the parties or otherwise.

          5. The outstanding shares of beneficial interest of the Company have not been and will not be transferred in violation of any restriction or limitation contained in Section 6.6 of the Declaration of Trust. The Securities will not be transferred in violation of any restriction or limitation contained in Section 6.6 of the Declaration of Trust.

          6. The issuance of, and certain terms of, the Securities to be issued by the Company from time to time will be approved by the Board of Trustees of the Company, or a duly authorized committee thereof, in accordance with Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland (with such approval referred to herein as the "Trust Proceedings").

          The phrase "known to us" is limited to the actual knowledge, without independent inquiry, of the lawyers at our firm who have performed legal services in connection with the issuance of this opinion.

          Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

          1. The Company is a real estate investment trust duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

          2. Upon completion of the Trust Proceedings relating to the Securities that are Common Shares (including any Common Shares which may be issued upon conversion of Preferred Securities (as defined herein)) (the "Common Securities"), and the due execution, countersignature and delivery of certificates evidencing the Common Securities and assuming that the sum of (a) all Common Shares issued as of the date hereof, (b) all Common Shares issued between the date hereof and the date on which any of the Common Securities are actually issued (not including any of the Common Securities), and (c) the Common Securities will not exceed the total number of Common Shares that the Company is then authorized to issue, the Common Securities are duly authorized
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Vornado Realty Trust
January 9, 1998
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and, when and if delivered against payment therefor in accordance with the
Resolutions of the Board of Trustees of the Company authorizing their issuance, will be validly issued, fully paid and nonassessable.

        3. Upon the completion of the Trust Proceedings relating to the Securities that are Preferred Shares (the "Preferred Securities"), and the due execution, countersignature and delivery of certificates evidencing the Preferred Securities and assuming that the sum of (a) all Preferred Shares issued as of the date hereof, (b) all Preferred Shares issued between the date hereof and the date on which any of the Preferred Securities are actually issued (not including any of the Preferred Securities), and (c) the Preferred Securities will not exceed the total number of Preferred Shares that the Company is then authorized to issue, the Preferred Securities are duly authorized and, when and if delivered against payment therefor in accordance with the Resolutions of the Board of Trustees of the Company authorizing their issuance, will be validly issued, fully paid and nonassessable.

        The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with the securities (or "blue sky") laws or the real estate syndication laws of the State of Maryland.

        We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

        This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement, and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any other person or entity (except Sullivan & Cromwell, counsel to the Company) without, in each instance, our prior written consent.
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Vornado Realty Trust
January 9, 1998
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          We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.


                                        Very truly yours,

                                        /s/ Ballard Spahr
                                        Andrews & Ingersoll